Exhibit 99
Red Lobster Olive Garden LongHorn Steakhouse The Capital Grille
Bahama Breeze Seasons 52 Eddie V's Yard House
www.darden.com

NEWS/INFORMATION
Corporate Relations
P.O. Box 695011
Orlando, FL 32869-5011

FOR RELEASE	Contacts:
February 22, 2013	(Analysts) Matthew Stroud	(407) 245-6458
8:30 AM ET	(Media) Ron DeFeo	(407) 245-5562

DARDEN RESTAURANTS ANNOUNCES PROJECTED THIRD QUARTER DILUTED NET EARNINGS PER SHARE AND REVISES EARNINGS OUTLOOK FOR FISCAL YEAR 2013

ORLANDO, FL, February 22 - Darden Restaurants, Inc. (NYSE: DRI) today reported that it expects diluted net earnings per share from continuing operations for its fiscal third quarter ending February 24, 2013, to be approximately $1.00 to $1.02. The Company also estimates that, compared to the prior year, blended U.S. same-restaurant sales for the third quarter for Olive Garden, Red Lobster and LongHorn Steakhouse will be approximately -4.5% and that this result was adversely affected by approximately 90 basis points due to more severe winter weather this year than last year. In addition, Darden estimates that blended U.S. same-restaurant sales for the third quarter for its Specialty Restaurant Group will be approximately +2.0%. Among the Company's large brands, U.S. same-restaurant sales for the third quarter are estimated to be approximately -1.5% at LongHorn Steakhouse, -4.0% at Olive Garden and -7.0% at Red Lobster. The Company expects to release its fiscal 2013 third quarter earnings on Friday, March 22, 2013, at 7:00 am ET.

“Our priority is reestablishing same-restaurant traffic momentum at our three largest brands,” said Clarence Otis, Chairman and Chief Executive Officer of Darden. “And while results midway through the third quarter were encouraging, there were difficult macro-economic headwinds during the last month of the quarter. Two of the most prominent were increased payroll taxes and rising gasoline prices, which together put meaningful pressure on the discretionary purchasing power of our guests. We are pleased with many of the changes we've made to be more responsive to the financial realities of our guests by enhancing affordability on our everyday menus and our promotional offerings. Yet, we recognize there is still more to do to further address affordability and to improve other important aspects of the guest experiences we provide. We are confident, however, that we are taking the right steps for our guests and that these will result in same-restaurant traffic improvement as we move forward.”

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Based on estimated results for its fiscal third quarter, Darden updated its financial outlook for fiscal 2013. The Company anticipates total sales growth for the year of between +6.0% and +7.0%, which reflects combined U.S. same-restaurant sales for the year for Red Lobster, Olive Garden and LongHorn Steakhouse that is now expected to be between -1.5% to -2.5%, incremental sales starting in fiscal September from the acquisition of Yard House and the addition of approximately 105 net new restaurants this year, not including the initial 40 Yard House restaurants in operation when the acquisition was completed. The Company expects diluted net earnings per share from continuing operations for fiscal 2013 to be between $3.06 to $3.22, which includes approximately 9 cents of transaction and closing costs associated with the purchase of Yard House.

Preliminary Fiscal 2013 December, January and February U.S. Same-Restaurant Sales Results

Darden reported preliminary U.S. same-restaurant sales for the fiscal months of December, January and February as follows:

Olive Garden	December	January	February*
Same-Restaurant Sales	-2.5%	-0.6%	-9.5%
Same-Restaurant Traffic	-3.7%	-0.9%	-7.0%

Red Lobster	December	January	February*
Same-Restaurant Sales	-7.1%	-5.2%	-8.0%
Same-Restaurant Traffic	-5.5%	-1.7%	-6.0%

LongHorn Steakhouse	December	January	February*
Same-Restaurant Sales	-3.6%	2.5%	-2.5%
Same-Restaurant Traffic	-4.4%	0.1%	-3.0%

* Estimated

Note: The Company estimates that winter weather adversely affected results by approximately 110 basis points in December and 160 basis points in February. There was no adverse weather impact in January.

Darden will hold an analyst and investor meeting on Monday, February 25 and Tuesday, February 26, 2013 in Orlando. This meeting will be broadcast live over the Internet. The Company will discuss its current business strategy and future expectations. The subjects to be covered may also include additional forward-looking information, such as the outlook for the current month, quarter or year, and the Company's previously announced earnings guidance. Participants at the meeting may pose questions to management and in response, the Company may disclose additional material information. To listen to the meeting live, please go to the following website at least fifteen minutes early to register and download and install any necessary audio software. For those who cannot listen to the live broadcast, the webcast and slides will be available shortly after the meeting on the Company's website at www.darden.com.

What:        Darden Restaurants, Inc. Analyst and Investor Meeting
When:        2:00 pm - 6:00 pm ET, Monday, February 25, 2013
Where:        http://www.videonewswire.com/event.asp?id=91940
How:        Live over the Internet - Simply log on to the web at the address above

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What:        Darden Restaurants, Inc. Analyst and Investor Meeting
When:        8:00 am - 12:00 pm ET, Tuesday, February 26, 2013
Where:        http://www.videonewswire.com/event.asp?id=91941
How:        Live over the Internet - Simply log on to the web at the address above

Darden Restaurants, Inc., (NYSE: DRI), the world's largest full-service restaurant company, owns and operates more than 2,000 restaurants that generate over $8.0 billion in annual sales. Headquartered in Orlando, Fla., and employing more than 190,000 people, Darden is recognized for a culture that rewards caring for and responding to people. In 2013, Darden was named to the FORTUNE “100 Best Companies to Work For” list for the third year in a row and is the only full-service restaurant company to ever appear on the list. Our restaurant brands - Red Lobster, Olive Garden, LongHorn Steakhouse, Bahama Breeze, Seasons 52, The Capital Grille, Eddie V's and Yard House - reflect the rich diversity of those who dine with us. Our brands are built on deep insights into what our guests want. For more information, please visit www.darden.com.

Forward-looking statements in this news release regarding our expected earnings per share and U.S. same-restaurant sales for the fiscal year, new restaurant growth and all other statements that are not historical facts, including without limitation statements concerning our future economic performance, plans or objectives, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. We wish to caution investors not to place undue reliance on any such forward-looking statements.  By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties are described in Darden's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include food safety and food-borne illness concerns, litigation, unfavorable publicity, risks relating to public policy changes and federal, state and local regulation of our business including health care reform, labor and insurance costs, technology failures, failure to execute a business continuity plan following a disaster, health concerns including virus outbreaks, intense competition, failure to drive sales growth, failure to successfully integrate the Yard House business and the additional indebtedness incurred to finance the Yard House acquisition, our plans to expand our newer brands like Bahama Breeze, Seasons 52 and Eddie V's, a lack of suitable new restaurant locations, higher-than-anticipated costs to open, close or remodel restaurants, a failure to execute innovative marketing tactics and increased advertising and marketing costs, a failure to develop and recruit effective leaders, a failure to address cost pressures, shortages or interruptions in the delivery of food and other products, adverse weather conditions and natural disasters, volatility in the market value of derivatives, economic factors specific to the restaurant industry and general macroeconomic factors including unemployment and interest rates, disruptions in the financial markets, risks of doing business with franchisees and vendors in foreign markets, failure to protect our service marks or other intellectual property,  a possible impairment in the carrying value of our goodwill or other intangible assets, a failure of our internal controls over financial reporting, or changes in accounting standards, and other factors and uncertainties discussed from time to time in reports filed by Darden with the Securities and Exchange Commission.

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